Exhibit (d)(12)(b)

TRANSAMERICA SERIES TRUST

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

AEGON USA INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of August 1, 2014 to the Sub-Advisory Agreement dated as of March 22, 2011, as amended, (the “Agreement”) between Transamerica Asset Management, Inc. and Aegon USA Investment Management, LLC.

In consideration of the mutual covenants contained herein, the parties agree as follows:

Schedule A. Schedule A to the Agreement is hereby deleted entirely and replaced as follows:

PORTFOLIOS	SUB-ADVISER COMPENSATION[1]

Transamerica Aegon Active Asset Allocation-Conservative VP	0.15% of the first $50 million; 0.13% over $50 million up to $250 million; and 0.11% in excess of $250 million

Transamerica Aegon Active Asset Allocation-Moderate VP	0.15% of the first $50 million; 0.13% over $50 million up to $250 million; and 0.11% in excess of $250 million

Transamerica Aegon Active Asset Allocation-Moderate Growth VP	0.15% of the first $50 million; 0.13% over $50 million up to $250 million; and 0.11% in excess of $250 million

Transamerica Aegon High Yield Bond VP	0.35% of the first $20 million; 0.25% over $20 million up to $40 million; 0.20% over $40 million up to $125 million; and 0.15% over $125 million[2]

Transamerica Aegon Money Market VP	0.15% of average daily net assets

Transamerica Aegon U.S. Government Securities VP	0.15% of average daily net assets

Transamerica Asset Allocation – Conservative VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica Asset Allocation – Growth VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica Asset Allocation – Moderate Growth VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica Asset Allocation – Moderate VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica International Moderate Growth VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica Multi-Managed Balanced VP	0.12% of the first $1 billion; and 0.05% over $1 billion[4]

Transamerica Multi-Manager Alternative Strategies VP	0.20% of the first $500 million; 0.19% over $500 million up to $600 million; 0.18% over $600 million up to $1 billion; 0.17% over $1 billion up to $2 billion; and 0.16% over $2 billion[5]

Transamerica Vanguard ETF Portfolio – Aggressive Growth VP	0.12% of the first $50 million; 0.10% over $50 million up to $250 million; and 0.08% in excess of $250 million

Transamerica Vanguard ETF Portfolio – Balanced VP	0.12% of the first $50 million; 0.10% over $50 million up to $250 million; and 0.08% in excess of $250 million

Transamerica Vanguard ETF Portfolio – Conservative VP	0.12% of the first $50 million; 0.10% over $50 million up to $250 million; and 0.08% in excess of $250 million

Transamerica Vanguard ETF Portfolio – Growth VP	0.12% of the first $50 million; 0.10% over $50 million up to $250 million; and 0.08% in excess of $250 million

Transamerica Voya Balanced Allocation VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica Voya Conservative Allocation VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

Transamerica Voya Moderate Growth Allocation VP	0.08% of the first $10 billion; and 0.075% over $10 billion[3]

[1]	As a percentage of average daily net assets on an annual basis.
[2]

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica High Yield Bond and Transamerica Partners High Yield Bond Portfolio.

[3]

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica Asset Allocation Conservative VP, Transamerica Asset Allocation Growth VP, Transamerica Asset Allocation Moderate Growth VP, Transamerica Asset Allocation Moderate VP, Transamerica International Moderate Growth VP, Transamerica Voya Balanced Allocation VP, Transamerica Voya Conservative Allocation VP and Transamerica Voya Moderate Growth Allocation VP.

[4]

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica Intermediate Bond, Transamerica Multi-Managed Balanced, Transamerica Partners Balanced Portfolio, Transamerica Partners Core Bond Portfolio, the portion of assets of Balanced Ret Opt and Bond Ret Opt, each separately managed accounts of Transamerica Life Insurance Company that are advised by Aegon USA Investment Management, LLC.

[5]	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica Multi-Manager Alternative Strategies Portfolio.

In all other respects, the Agreement dated as of March 22, 2011, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of August 1, 2014.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Ranjit Bhatia
Name:	Ranjit Bhatia
Title:	Vice President

AEGON USA INVESTMENT MANAGEMENT, LLC

By:	/s/ Stephanie Phelps
Name:	Stephanie Phelps
Title:	Sr. VP & CFO